Exhibit 10.27

2001 Sonic Corp. Directors’ Stock Option Plan

January 30, 2001

(as amended and restated October 14, 2009)

I. Purpose. The purposes of the Plan are to enable the Company to attract and retain the services of members of the Board and provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company.

II. Definitions and Rules of Construction.

A. Definition. As used in the Plan, the following definitions apply to the terms indicated below:

“Administrator” means the individual or individuals to whom the committee delegates authority under the Plan in accordance with Section IV.C.

“Beneficiary” means the person designated in writing by the Participant to exercise or to receive an Option in the event of the Participant’s death or, if no such person has been designated in writing by the Participant prior to the date of death, the Participant’s estate. No Beneficiary designation under the Plan shall be effective unless it is in writing and is received by the Company prior to the date of death of the applicable Participant.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following:

(1) any “person” (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), an “Acquiring Person”) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act, a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(2) an Acquiring Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding securities and, during the two-year period commencing at the time such Acquiring Person becomes the Beneficial Owner of such securities, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof;

(3) the Company’s shareholders approve an agreement to merge or consolidate the Company with another corporation (other than a corporation 50% or more of which is controlled by, or is under common control with, the Company) and, during the period commencing six months before such approval and ending two years after such approval, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof; and

(4) during any two year period, individuals who at the date on which the period commences constitute a majority of the Board cease to constitute a majority thereof as a result of one or more contested elections for positions on such Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee appointed by the Board from time to time to administer the Plan pursuant to Section IV hereof.

“Common Stock” means the common stock of the Company, par value $0.01 per share, now or hereafter owned by the Company as treasury stock or authorized, but unissued, shares of the Company’s common stock, subject to adjustment as provided in the Plan.

“Company” means Sonic Corp., a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a Share on a given day means, if Shares are listed on an established stock exchange or exchanges, the highest closing sales price of a Share as reported on such stock exchange; or if not so reported, the final price, as reported on the National Association of Securities Dealers Automated Quotation System, as determined by the Committee. If the price of a Share shall not be so quoted the Fair Market Value shall be determined by the Committee taking into account all relevant facts and circumstances.

“Option” means a right to purchase Shares pursuant to an option that is not an incentive stock option within the meaning of Section 422 of the Code under the terms and conditions of the Plan as evidenced by an Option Agreement in such form not inconsistent with the Plan, as the Committee may adopt for general use or for specific cases from time to time.

“Option Agreement” means an instrument or agreement evidencing an Option granted hereunder, in written or electronic form, which may, but need not be executed or acknowledged by the recipient thereof.

“Participant” means a director who is not an employee of the Company or a Subsidiary, eligible to participate in the Plan under Section V hereof, to whom an Option is granted under the Plan.

“Plan” means the 2001 Sonic Corp. Directors’ Stock Option Plan, including any amendments to the Plan.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Share” or “Shares” means shares of the Company’s Common Stock.

“Subsidiary” means any corporation, now or hereafter existent, in which the Company owns, directly or indirectly, stock comprising fifty percent or more of the total combined voting power of all classes of stock of such corporation.

B. Construction. As used herein, the masculine includes the feminine, the plural includes the singular, and the singular includes the plural.

III. Plan Adoption and Term.

A. Adoption. The Plan shall become effective upon its adoption by the Board, and Options may be issued upon such adoption and from time to time thereafter; provided, that the Plan shall be submitted to the Company’s shareholders for their approval at the next annual meeting of shareholders, and provided further, that the approval of the Company’s shareholders shall be obtained within twelve months of the date of adoption of the Plan. If the Plan is not approved at the annual meeting by the affirmative vote of a majority of all shares entitled to vote upon the matter, then the Plan and all Options then outstanding hereunder shall forthwith automatically terminate and be of no force and effect.

B. Term. Subject to the provisions hereinafter contained relating to amendment or discontinuance, the Plan shall continue in effect for ten years from the date of its adoption by the Board. No Option may be granted hereunder after such ten-year period.

IV. Administration of the Plan.

A. Committee Members. The Plan shall be administered by the Committee, consisting of not less than three persons, who shall be directors of the Company, and who shall be appointed by the Board to serve at the pleasure of the Board; provided, however, that at least two of such directors shall be non-employee directors as such term is defined in Rule 16b-3 of the Exchange Act or any successor thereto.

B. Committee Authority.

(1) General. Except as otherwise expressly provided in the Plan, the Committee shall have sole and final authority to interpret the provisions of the Plan and the terms of any Option or Option Agreement issued under it and to promulgate and interpret such rules and regulations as it may deem necessary or desirable for the administration of the Plan. All determinations by the Committee shall be final and binding on all persons having an interest in any Option under the Plan. The Committee shall report to the Board the names of those granted Options and the terms and conditions of each Option granted by it. The Committee may correct any defect in the Plan or any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency.

(2) Specific Duties. The Committee shall have full power and authority:

(a) to select Participants;

(b) to grant Options in accordance with the Plan;

(c) to determine the number of shares of Common Stock subject to each Option;

(d) to determine the terms and conditions of each Option, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect of a Participant’s cessation of service with the Company;

(e) to specify and approve the provisions of the Option Agreements delivered to Participants in connection with their Options;

(f) to construe and interpret any Option Agreement delivered under the Plan;

(g) to amend the terms and conditions of an Option after the granting thereof or to authorize the grant of a new Option in substitution therefore; provided that, no outstanding option will be “repriced” by lowering the exercise price, or by cancellation of outstanding options with subsequent replacement, or regrant of options with lower exercise prices; provided further that, any amendment is in a manner that is not, without the consent of the Participant, prejudicial to the rights of such Participant in such Option;

(h) to prescribe, amend and rescind rules and procedures relating to the Plan;

(i) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan;

(j) to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

(k) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

C. Delegation of Authority. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more officers of the Company, one or more members of the Committee or one or more members of the Board; provided, however, that the Committee may not delegate its responsibility (i) to grant Options to individuals who are subject to Section 16 of the Exchange Act, (ii) or to amend or terminate the Plan in accordance with Section XIV. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section IV.C. shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

D. Committee Indemnification. No member of the Committee shall be liable for any action taken or omitted or any determination made by him in good faith relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the Plan, unless arising out of such person’s own fraud or bad faith.

V. Eligibility. Each director of the Company, who is not an employee of the Company or any of its Subsidiaries, in office as of the effective date of the Plan or as of any date thereafter (prior to the expiration or termination of the Plan), shall be eligible to participate in the Plan.

VI. Stock Subject to the Plan. Subject to adjustment as provided in Section XI hereof, Options may be issued pursuant to the Plan with respect to a number of Shares that, in the aggregate, does not exceed 1,012,500 shares. If, prior to the termination of the Plan, an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

VII. Options.

A. Terms and Conditions. The terms and conditions of each Option shall be set forth in applicable Option Agreement and are described as follows:

B. Amount of Options. Each Participant shall be granted an Option to purchase 75,938 Shares upon the Participant’s initial election to the Board. Beginning with the first year of the Participant’s second three-year term on the Board and continuing for each additional year of service by the Participant on the Board, the Participant will be granted an Option to purchase an additional 10,125 shares.

C. Grant Date. The Options shall be granted each year on the date of the annual meeting of shareholders of the Company (the “Date of Grant”).

D. Option Price. The price per share at which Shares may be purchased pursuant to any Option granted under the Plan shall be the Fair Market Value of a Share on the Date of Grant of the Option.

E. Duration of Options. No Option granted hereunder shall be exercisable after the expiration of ten years from the Date of Grant; provided, however, that all Options shall be subject to earlier termination as provided elsewhere in the Plan.

F. Conditions Relating to Exercise of Options.

(1) Exercise. (a) The following percentage of Options (rounded up to the nearest whole number of Options) granted to Participants shall become exercisable on the following anniversaries of the Date of Grant:

Anniversary of Date of Grant	Percentage
First	33 1/3
Second	33 1/3
Third	33 1/3

(b) Once exercisable, an Option may be exercised at any time prior to its expiration, cancellation or termination as provided in the Plan. Partial exercise is permitted from time to time, provided that no partial exercise of an Option shall be for a number of Shares having a purchase price of less than $1,000 or for a fractional number of Shares.

(2) Notice. An Option shall be exercised by the delivery to the Company of a written notice signed by the Participant, which specifies the number of Shares with respect to which the Option is being exercised and the date of the proposed exercise. Such notice shall be delivered to the Company’s principal office, to the attention of its Secretary, no less than three business days in advance of the date of the proposed exercise and shall be accompanied by the applicable option certificate evidencing the Option. A Participant may withdraw such notice at any time prior to the close of business on the proposed date of exercise, in which case the option certificate evidencing the Option shall be returned to him.

(3) Payment. Payment for Shares purchased upon exercise of an Option shall be made at the time of exercise either (a) in cash, (b) by certified check or bank cashier’s check, (c) in Shares owned by the Participant and valued at their Fair Market Value on the date of exercise provided such Shares have been held for at least six months by the Participant, (d) partly in Shares with the balance in cash or by certified check or bank cashier’s check, (e) pursuant to a broker-assisted “cashless exercise” arrangement, or (f) by any combination of the foregoing, in each such case to the extent permitted by applicable law. Any payment in Shares shall be effected by their delivery to the Secretary of the Company, endorsed in blank or accompanied by stock powers executed in blank.

(4) Certificates. Certificates for Shares purchased upon exercise of Options shall be issued and delivered as soon as practicable following the date the Option is exercised. Certificates for Shares purchased upon exercise of Options shall be issued in the name of the Participant.

(5) Buyout. The Committee may at any time offer to buy out, for a payment in cash or Common Stock, an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

G. Termination of Service.

(1) Retirement. In the event that a Participant shall cease to be a director by reason of such Participant’s “Retirement,” as hereafter defined, any outstanding Option held by such Participant shall be or immediately become fully exercisable as to the total number of Shares subject thereto (whether or not exercisable to that extent prior to such date) and shall remain so exercisable but only for a period of three years after commencement of such retirement, at the end of which time it shall terminate (unless such Option expires earlier by its terms). “Retirement” is defined as the Participant’s termination of service on the Board of Directors of the Company after the Participant has both reached the age of 65 and provided ten consecutive years of service as a director of the Company. In the event a Participant ceases to be a director by reason of such Participant’s retirement under conditions not satisfying the definition of “Retirement” set forth above, any outstanding Option held by such Participant shall be or immediately become fully exercisable as to the total number of Shares subject thereto (whether or not exercisable to that extent prior to such date) and shall remain so exercisable but only for a period of three months after commencement of such retirement, at the end of which time it shall terminate (unless such Option expires earlier by its terms).

(2) Disability. In the event that a Participant shall cease to be a director by reason of such Participant’s disability within the meaning of Section 22(e)(3) of the Code, any outstanding Option held by such Participant shall be or immediately become fully exercisable as to the total number of Shares subject thereto (whether or not exercisable to that extent prior to such date) and shall remain so exercisable but only for a period of three years after such date, at the end of which time it shall terminate (unless such Option expires earlier by its terms).

(3) Death. In the event that a Participant shall cease to be a director by reason of death (including death during an approved leave of absence or following a Participant’s retirement or disability), any Option then held by such Participant which shall not have lapsed or terminated prior to his death shall be or immediately become fully exercisable by the Beneficiary of the Participant, as may be appropriate, as to the total number of Shares subject thereto (whether or not exercisable to that extent at the time of death) and shall remain so exercisable but only for a period of three years after death, at the end of which time it shall terminate (unless such Option expires earlier by its terms).

(4) Other Reasons. In the event that a Participant shall cease to be a director otherwise than as described in Sections VII.G (1), (2) and (3), any outstanding Option held by such Participant may be exercised during the thirty day period following the date of cessation of service to the extent such Option was vested and not already exercised as of the date of such cessation of service.

VIII. No Election Rights. Nothing contained in the Plan or any Option shall confer upon any Participant any right with respect to the continuation of his tenure as a director of the Company or interfere in any way with the right of the Company’s shareholders or the Board, at any time, to terminate such tenure or to fail to elect such Participant to the Board.

IX. Rights of a Shareowner and Nontransferability.

A. No Rights. No person shall have any rights with respect to any Shares covered by or relating to any grant hereunder of an Option until the date a certificate is issued to him evidencing such Shares. Except as otherwise expressly provided in the Plan, no adjustment to any Option shall be made for dividends or other rights for which the record date occurs prior to the date such certificate is issued.

B. Nontransferability. Unless the Committee determines otherwise, no Option or amount payable under, or interest in, the Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Option for no consideration to a Participant’s family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, “Permitted Transferees”); and provided further that this sentence shall not preclude a Participant from designating a Beneficiary to receive the Participant’s outstanding Option following the death of the Participant. Any Option transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or by a Permitted Transferee to whom such Option has been transferred in accordance with this Section IX.B.

X. Registration. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Shares to be issued upon the exercise thereof have been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration. Prior to the occurrence of a Change in Control, the Company shall not be under any obligation to register under applicable federal or state securities laws any Shares to be issued upon the exercise of an Option granted hereunder, or to comply with an appropriate exemption from registration under such laws in order to permit the exercise of an Option and the issuance and sale of the Shares subject to such Option. If the Company chooses to comply with such an exemption from registration, the Shares issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Shares represented thereby, and the Committee may also give appropriate stop-transfer instructions to the transfer agent to the Company. On or after the occurrence of a Change in Control, the Company shall be under an obligation to register under applicable federal or state securities law any Shares to be issued upon the exercise of an Option granted hereunder, or to comply with an appropriate exemption from registration under rules and regulations promulgated by the Securities and Exchange Commission in order to permit the exercise of an Option and the issuance and sale of the Shares subject to such Option.

XI. Adjustment Upon Changes in Capital Stock. Notwithstanding any other provisions of the Plan, unless the Committee determines otherwise in its sole discretion, the number and class of Shares available under the Plan or any outstanding Options shall be adjusted as necessary to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations or any similar corporate action or proceeding.

XII. Change in Control. Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, any Option granted under the Plan and outstanding at such time shall become 100% vested and immediately exercisable for Common Stock in the case of Options effective as of the date of such Change in Control. Should the Options be assumed by the surviving or acquiring corporation at the time of the Change in Control, such Options shall continue to be exercisable following the Change in Control until their expiration or termination as provided in the Plan, with such adjustments to exercise price and number and kind of securities as the Committee shall equitably determine to preserve the value of such Options. Alternatively, in the event of a Change in Control, the Committee in its discretion may provide that all Options shall be cashed out at their Fair Market Value, as determined above.

XIII. Withholding Taxes.

A. Withholding Generally. The Company shall have the right to withhold or require the recipient to remit to the Company an amount sufficient to satisfy federal, state, or local withholding tax requirements arising in connection with the grant, exercise or settlement of any Option under the Plan prior to the delivery of any certificate or certificates for Shares or other amounts hereunder.

B. Stock Withholding. When a Participant incurs tax liability in connection with the exercise or vesting of any Option, which tax liability is subject to tax withholding under applicable tax laws, the withholding tax obligation shall be satisfied, at the discretion of the Company, by the withholding of cash or the withholding from the Shares otherwise to be delivered, of the number of Shares having a Fair Market Value equal to the amount required to be withheld under applicable law, determined on the date that the amount of tax to be withheld is to be determined; provided, however, that the Company shall not withhold Shares (1) upon exercise or vesting of any Option in an amount which exceeds the minimum statutory withholding rates for federal, state and local tax purposes, including payroll taxes or (2) if such withholding is not permitted under local laws. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with procedures established by the Committee from time to time.

XIV. Amendment of the Plan.

A. General Rule. Subject to any approval of the shareholders of the Company that may be required (or, in the opinion of the Committee, appropriate) under law, the Committee may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall materially and adversely alter or impair the rights of a Participant in any Option previously made under the Plan without the consent of the holder thereof.

B. Shareholder Approval Required. No amendment to or modification of the Plan which: (i) materially increases the benefits accruing to Participants except as provided in Section XII hereof, (ii) increases the number of Shares that may be issued under the Plan, except for events described in Section XI; or (iii) modifies the requirements as to eligibility for participation under the Plan, shall be effective without shareholder approval.

XV. General Provisions.

A. No Entitlements. It is expressly understood that the Plan grants powers to the Committee but does not require their exercise; nor shall any person, by reason of the adoption of the Plan, be deemed to be entitled to the grant of any Option; nor shall any rights be deemed to accrue under the Plan except as Options may be granted hereunder.

B. Compliance with Law. Any person exercising an Option or transferring or receiving Shares shall comply with all regulations and requirements of any governmental authority having jurisdiction over the issuance, transfer, or sale of capital stock of the Company, and as a condition to receiving any Shares, shall execute all such instruments as the Company in its sole discretion may deem necessary or advisable.

C. Governing Law. All rights hereunder shall be governed by and construed in accordance with the laws of Oklahoma.

D. Expenses. All expenses of the Plan, including the cost of maintaining records, shall be borne by the Company.

E. Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the Participant at the Participant’s address as set forth in the books and records of the Company or (b) to the Company or the Committee at the principal office of the Company.

F. Consent to Plan. By accepting any Option or other benefit under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.